Exhibit 10.5

                      SANDALWOOD HOSPITALITY ADVISORS, LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

                              Dated as of ___, 2002

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                                TABLE OF CONTENTS

                                    ARTICLE 1
                                   DEFINITIONS

                                    ARTICLE 2
                     FORMATION OF LIMITED LIABILITY COMPANY

2.1  Formation.................................................................8
2.2  Company Name..............................................................8
2.3  Purpose and Character of Business.........................................8
2.4  Principal Business Office, Registered Office and Registered Agent.........8
2.5  Term of the Company.......................................................9
2.6  Qualification in Other Jurisdictions......................................9

                                    ARTICLE 3
                                 CAPITALIZATION

3.1  Issuance of Interests.....................................................9
3.2  Member Loans.............................................................10
3.3  Capital Accounts.........................................................10
3.4  Deficit Capital Accounts.................................................11
3.5  No Interest on Capital Contributions.....................................11

                                    ARTICLE 4
              BOOKS; ACCOUNTING; TAX ELECTIONS; REPORTS; INSURANCE

4.1  Fiscal Year..............................................................11
4.2  Method of Accounting and Taxation........................................11
4.3  Books and Records and Inspection.........................................12
4.4  Financial Statements and Board of Manager Minutes........................12
4.5  Filing of Returns and Other Writings; Tax Matters Member;
     Additional Information...................................................12

                                    ARTICLE 5
                                   ALLOCATIONS

5.1  Allocations of Profit and Loss...........................................13
5.2  Allocations for Tax and Book Purposes....................................14
5.3  Certain Accounting Matters...............................................14
5.4  Tax Allocations; Code Section 704(c).....................................14
5.5  Compliance With Section 704(b)...........................................15
5.6  Curative Allocations.....................................................15

                                    ARTICLE 6
                                  DISTRIBUTIONS

6.1  Cash Distributions.......................................................16
6.2  No Distributions in Violation of Section 18-607 of the Act...............16


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                                    ARTICLE 7
                 RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGERS

7.1  Limited Liability of Members.............................................16
7.2  Managing Directors.......................................................17
7.3  Oversight of Members.....................................................19
7.4  Designation of Officers..................................................21
7.5  Administrative Services..................................................21
7.6  Standard of Care, Etc....................................................21
7.7  Indemnification..........................................................21
7.8  Members..................................................................22

                                    ARTICLE 8
          RESTRICTIONS ON TRANSFER; Transfers in Certain Circumstances

8.1  Limitation on Transfers..................................................23
8.2  Termination of Interests.................................................24
8.3  Substituted Members......................................................24

                                    ARTICLE 9
                      DISSOLUTION; LIQUIDATION; TERMINATION

9.1  Dissolution..............................................................24
9.2  Procedures Upon Dissolution..............................................25
9.3  Termination of Company...................................................25

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1  Notices.................................................................26
10.2  Word Meanings...........................................................27
10.3  Binding Provisions......................................................27
10.4  Title to Company Property...............................................27
10.5  Governing Law...........................................................27
10.6  Separability of Provisions..............................................27
10.7  Section Titles..........................................................28
10.8  Further Assurances......................................................28
10.9  Counterparts............................................................28
10.10 Entire Agreement........................................................28
10.11 Amendments..............................................................28
10.12 Confidentiality.........................................................28


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                      SANDALWOOD HOSPITALITY ADVISORS, LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

            This LIMITED LIABILITY COMPANY AGREEMENT of SANDALWOOD HOSPITALITY ADVISORS, LLC (the "Company") dated as of ___, 2002, is entered into by and among Haberhill Lodging Ventures LLP ("Haberhill"), a Maryland limited liability company, and BT Lodging Ventures LLC ("BTL"), a Delaware limited liability company (each, an "Initial Member" and collectively, the "Initial Members").

                                    RECITALS:

            WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act, 96 Del. C. ss.18-01, et seq., as amended from time to time (the "Act"), pursuant to a Certificate of Formation dated as of April 11, 2002 and filed with the office of the Secretary of State of the State of Delaware on April 12, 2002;

            WHEREAS, the parties to this Agreement desire to set forth in this Agreement the rights and duties of the Members relating to the Company.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

            Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

            Accountant(s): the meaning set forth in Section 4.2(b).

            Act: the meaning set forth in the Recitals.

            Adjusted Capital Account Balance: with respect to any Member, the balance of such Member's Capital Account after giving effect to the following adjustments:

                  (i) credit to such Capital Account such Member's share of "partnership minimum gain" or "partner nonrecourse debt minimum gain" as such terms are defined in Section 1.704-2 of the Treasury Regulations or any amount which such Member would be required to restore under this Agreement or otherwise; and

                  (ii) debit to such Capital Account the items described in
      Section 1.7041(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.


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            The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

            Adjusted Capital Account Deficit: means, with respect to any Member, the deficit balance, if any, in such member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (a) credit to such Capital Account of any amounts which such member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-2(g) and Treasury Regulations Section 1.704-2(i)(5) and (b) debit to such Capital Account of the items described in Treasury Regulations Sections 1.704-1(b)(2) (ii)(d)(4), (5) and (6).

            Affiliate: when used with reference to a specified Person, (i) any other Person that directly or indirectly controls or is controlled by or is under common control with the specified Person.

            Agreement: this Limited Liability Company Agreement, as it may be further amended, restated or supplemented from time to time as herein provided.

            Bankruptcy: when used with reference to a specified Person, such Person's (i) application for or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets; (ii) filing of a voluntary petition in bankruptcy under the United States Bankruptcy Code;
(iii) filing of an involuntary petition in bankruptcy against such Person, which petition shall have remained unstayed or undismissed for a period of sixty (60) days; (iv) entering of an order for relief in bankruptcy; or (v) admitting in writing its failure to pay its debts when they come due.

            Book Gain or Book Loss: the gain or loss recognized by the Company for book purposes in any fiscal year or other period by reason of any sale or disposition with respect to any of the assets of the Company. Such Book Gain or Book Loss shall be computed by reference to the Book Value of such property or assets as of the date of such sale or disposition, rather than by reference to the tax basis of such property or assets as of such date, and each and every reference herein to "gain" or "loss" shall be deemed to refer to Book Gain or Book Loss, rather than to tax gain or tax loss, unless the context manifestly otherwise requires.

            Book Value: as of any particular date, the value at which the asset is properly reflected on the books and records of the Company as of such date in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations. The initial Book Value of each asset shall be its cost, unless such asset was contributed to the Company by a Member, in which case the initial Book Value shall be the amount established as its fair market value by agreement of the contributing Member and the Managing Directors, and, in each case, such Book Value shall thereafter be adjusted for Depreciation with respect to such asset rather than for the cost recovery deductions to which the Company is entitled for Federal income tax purposes with respect thereto. The Book Values of all Company assets shall be adjusted to equal their respective fair market values, as determined reasonably and in good faith by the Managing Directors, as of the following times: (i) the acquisition after the date hereof of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis additional Capital


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Contribution (including, but not limited to, the exercise of an option to acquire an Interest in the Company); (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets, including money, if, as a result of such distribution, such Member's interest in the Company is reduced; and (iii) the termination of the Company for Federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code.

            BTL: the meaning set forth in the Preamble.

            Business Day: any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are permitted or required by law to be closed.

            Capital Account: the meaning set forth in Section 3.3.

            Capital Contributions: the total amount of cash and fair market value, as determined reasonably and in good faith by the Managing Directors, of other property contributed to the Company by a Member, including, with respect to any Member, the amount set forth opposite such Member's name on Schedule 3.1(b).

            Certificate: the Certificate of Formation of the Company as provided for pursuant to the Act, as amended and restated from time to time as herein provided.

            Code: the Internal Revenue Code of 1986, as amended from time to time, and any subsequent Federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

            Company: the meaning set forth in the Preamble.

            Depreciation: for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period; provided, however, that if the Book Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the Managing Directors.

            Distributable Cash: cash and the fair market value, as determined reasonably and in good faith by the Managing Directors, received at the time of reference thereto by the Company from operations or capital transactions (other than upon dissolution and liquidation of the Company) remaining after (a) payment of all costs and expenses of the Company incurred or accrued by the Company at the time of reference thereto, (b) payment of all obligations of the Company then due other than to Members, and (c) provision for such reserves as the Managing Directors deem to be necessary or appropriate.

            Entity: any general partnership, limited partnership, corporation, joint venture, trust, limited liability company, limited liability partnership, business trust, cooperative, or other unincorporated organization or association.


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            Haberhill: the meaning set forth in the Preamble.

            Initial Capital: the meaning set forth in Section 3.1(c).

            Initial Members: the meaning set forth in the Preamble.

            Interests: the meaning set forth in Section 3.1(a).

            Majority in Interest: when used with respect to Members, Members whose Capital Contributions constitute, in the aggregate, a majority of the Capital Contributions of all Members; and, when used with respect to Series A Members, Series A Members whose Capital Contributions allocable to their Series A Interests constitute, in the aggregate, a majority of the Capital Contributions allocable to the Series A Interests of all Series A Members.

            Managing Directors: those Persons who are designated as such from time to time pursuant to Section 7.2(b).

            Member: each of the Persons executing this Agreement as members of the Company, together with any Person who becomes a substituted or additional Member as herein provided and who is listed as a member of the Company in the books and records of the Company, in such Person's capacity as a member of the Company.

            Member Loans: the meaning set forth in Section 3.2.

            Notice: the meaning set forth in Section 10.1.

            percentage in Interest: when used with respect to Members, Members whose Capital Contributions constitute, in the aggregate, the stated percentage of the Capital Contributions of all Members; and, when used with respect to Series A Members, Series A Members whose Capital Contributions allocable to their Series A Interests constitute, in the aggregate, the stated percentage of the Capital Contributions allocable to the Series A Interests of all Series A Members.

            Person: any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

            Profit and Loss: for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (provided that for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this provision shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant


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      to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not
      otherwise taken into account in computing Profit or Loss pursuant to this provision, shall be subtracted from such taxable income or loss;

                  (iii) Book Gain or Book Loss shall be taken into account in lieu of any tax gain or tax loss recognized by the Company by reason of any sale or disposition of an asset of the Company;

                  (iv) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed as provided in this Agreement; and

                  (v) Any items that are specially allocated pursuant to Section
      5.5 or Section 5.6 shall not be taken into account in computing Profit and Loss.

            If the Company's taxable income or loss for such fiscal year or other period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company's Profit for such period; and if a negative amount, such amount shall be the Company's Loss for such period.

            If the Book Value of the Company assets is adjusted pursuant to the penultimate sentence of the definition of Book Value, the amount of such adjustment shall be included in computing Profit or Loss. If any Company asset is distributed in kind (whether in connection with the liquidation of the Company or otherwise), the Company shall be deemed to have realized Profit or Loss thereon in the same manner as if the Company had sold such asset for an amount equal to its fair market value on the date of distribution, as determined reasonably and in good faith by the Managing Directors.

            Regulatory Allocations: the meaning set forth in Section 5.5.

            Sandalwood REIT: Sandalwood Lodging Investment Corporation, a Maryland corporation structured to qualify as a real estate investment trust.

            Series A Member: the meaning set forth in Section 3.1.

            Series A Interests: the class of Interests designated as Series A Interests and having the rights, priorities, benefits and duties provided herein.

            Series B Interests: the class of Interests designated as Series B Interests and having the rights, priorities, benefits and duties provided herein.

            Tax Matters Member: the Member designated on the Company's annual federal information tax return as the Tax Matters Partner of the Company, as provided in Section 6231(a)(7) of the Code, and as designated in Section 4.5.

            Transfer: the meaning set forth in Section 8.1.


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            Treasury Regulations: the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

            Year: the meaning set forth in Section 4.1.

                                   ARTICLE 2

                     FORMATION OF LIMITED LIABILITY COMPANY

            2.1 Formation. The Company was formed as a limited liability company pursuant to the Act on April 12, 2002. The parties hereto, by execution of this Agreement, hereby agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

            2.2 Company Name. The name of the Company shall be Sandalwood Hospitality Advisors, LLC. The business of the Company shall be conducted under such name or such other names as may from time to time be established by the Managing Directors, with Notice to each Member.

            2.3 Purpose and Character of Business. The business of the Company shall be to engage in the following activities:

            (a) managing the business and operations of Sandalwood REIT;

            (b) acting as the managing member of, and managing the business and operations of, Sandalwood Lodging LLC, a majority-owned subsidiary of Sandalwood REIT; and

            (c) managing the business and operations of, and acting as managing member or general partner of, other direct of indirect majority-owned subsidiaries of Sandalwood REIT.

            Subject to the provisions of Section 7.3, the Company may also invest in, and manage the business and operations of, other entities organized to invest in the lodging industry.

            2.4 Principal Business Office, Registered Office and Registered Agent. The principal place of business of the Company shall be c/o Madison Capital Management, LLC, 410 Park Avenue, Suite 540, New York, New York 10022. In addition, each Managing Director may maintain an office at such location as the Company may approve (which consent shall not be unreasonably withheld). Furthermore, the Managing Directors at any time and from time to time may change the location of the Company's principal place of business and may establish additional offices as it shall deem advisable.

            The address of the Company's registered office in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


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            The Company's registered agent for service of process in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            2.5 Term of the Company. The term of the Company began on the filing of the Certificate of Formation of the Company with the Secretary of State and will continue perpetually until terminated pursuant to the provisions of this Agreement or by law.

            2.6 Qualification in Other Jurisdictions. The Managing Directors shall cause the Company to be qualified, formed, reformed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction, if such qualification, formation, reformation or registration is necessary in order to protect the limited liability of the Members or to permit the Company lawfully to transact business.

                                   ARTICLE 3

                                 CAPITALIZATION

            3.1 Issuance of Interests.

            (a) The economic and voting interests of Members in the Company, including the rights of Members under this Agreement and the Act ("Interests"), will be divided into two classes: Series A Interests and Series B Interests. Each class of membership shall have such relative rights, powers and duties as this Agreement shall provide.

            Except as expressly provided in this Agreement or the Act, only the holders of Series A Interests ("Series A Members") will be entitled to vote. The voting interest of each Series A Member ranks parri passu with the voting interest of each other Series A Member, and is proportionate to the Capital Contribution of such Member allocable to its Series A Interests relative to the Capital Contributions of all Series A Members allocable to their Series A Interests.

            The economic interest of each Member (whether such Member is the holder of a Series A Interest or a Series B Interest) ranks parri passu with the economic interest of each other Member, and is proportionate to the Capital Contribution of such Member relative to the Capital Contributions of all Members.

            (b) The Series A Interests will be issued to the Initial Members. Additional Members may be admitted only with the consent of the Series A Members pursuant to Section 7.3 and the Interests of the Person so admitted shall, except with the consent of the Series A Members pursuant to Section 7.3, be Series B Interests (whether such Interests are acquired pursuant to Section 3.1(c), Section 3.1(d) or otherwise).

            (c) The initial capital of the Company is $1.5 million (the "Initial Capital"), $600,000 of which has been contributed, one-third by Haberhill, and two-thirds by BTL. The balance of the Initial Capital is payable, in the same proportions, as from time to time called by the Managing Directors.


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            If either Initial Member (the "defaulter") declines timely to pay its share of any capital call for the Initial Capital, the non-defaulting Initial Member may, at its sole option, (1) pay the defaulted portion of the defaulter's capital call, (2) subject to the provisions of Section 7.3, offer the defaulted portion of the defaulter's capital call to third parties, or (3) reduce the amount it pays of such capital call to be proportionate to the amount paid by the defaulter.

            (d) The launch budget for the Company is $2.5 million. The Initial Members anticipate raising the additional capital from third parties. If the Initial Members are unable to raise the additional capital, or to reduce the need for additional capital, then, subject tot he provisions of Section 7.3, the Managing Directors may require that the additional required capital be contributed one-third by Haberhill and two-thirds by BTL, in which case either or both of the Initial Partners may syndicate its capital call to third parties, subject to the requirement that any such syndication, in conjunction with the syndication by the other Initial Member and any other capital transactions by the Company, not be in violation of the securities of blue sky laws of any jurisdiction, and not affect the tax status of the Company or Sandalwood REIT.

            3.2 Member Loans.

            (a) The Managing Directors may request that the Members make loans to the Company ("Member Loans"). No Member is required to make any Member Loan, but each Member shall have the right to lend its proportionate share (determined as provided in Section 3.2(b)) of each Member Loan.

            (b) Each Member who is willing to make a Member Loan shall be is entitled to lend, first, the lesser of (i) such Member's proportionate share of the aggregate Member Loans requested, based on such Member's Capital Contribution relative to the Capital Contributions of all Members who are willing to make a Member Loan, and (ii) the amount that such Member is willing to lend. If the amounts so determined do not equal the full amount of Member Loans requested and some Members are willing to lend more than their shares determined in the preceding sentence, each Member willing to lend more will be entitled to lend, second, such Member's proportionate share of the remaining unfunded amount of the Member Loans requested, based on the additional amount that such Member is willing to lend relative to the aggregate additional amount that all Members are willing to lend.

            (c) Member Loans bear interest at the highest rate permitted by applicable law, but not in excess of 15% per annum, and are subordinated to all claims of third parties and are senior only to Members' Interests.

            3.3 Capital Accounts. A separate capital account (a "Capital Account") shall be established and maintained for each Member. Each Member shall have a single Capital Account that reflects all Interests held by such Member, regardless of the class of Interest owned and regardless of the time or manner in which such Interests were acquired. Each such Capital Account shall have an original balance equal to the Capital Contribution of such Member. Thereafter, the Capital Accounts of the Members shall be maintained in accordance with the following provisions:


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            (a) To each Member's Capital Account there shall be credited the amount of cash and fair market value, as determined by the Managing Directors reasonably and in good faith, of any property actually contributed to the Company pursuant to any provision of this Agreement, such Member's allocable share of Profit and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member as well as any other credits as may be required by Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

            (b) To each Member's Capital Account there shall be debited the amount of cash and the fair market value, as determined by the Managing Directors reasonably and in good faith, of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member's allocable share of Loss and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company as well as any other debits as may be required by Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

            (c) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b)(2)(iv) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

            (d) A Member shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the Company except as provided in Article 6; nor shall a Member be entitled or required to make any loan or Capital Contribution to the Company other than as expressly provided herein. No loan made to the Company by any Member (whether or not a Member Loan) shall constitute a Capital Contribution to the Company for any purpose.

            (e) Except as required by the Act, no Member shall have any liability for the return of the Capital Contribution of any other Member.

            3.4 Deficit Capital Accounts. No Member with a deficit in his Capital Account shall be obligated to restore such deficit balance or make a Capital Contribution to the Company solely by reason of such deficit.

            3.5 No Interest on Capital Contributions. No Capital Contribution of any Member shall bear interest or otherwise entitle the contributing Member to any compensation for use thereof.

                                   ARTICLE 4

              BOOKS; ACCOUNTING; TAX ELECTIONS; REPORTS; INSURANCE

            4.1 Fiscal Year. The fiscal year ("Year") of the Company for tax and accounting purposes shall be the calendar year.

            4.2 Method of Accounting and Taxation.

            (a) The books of account of the Company shall be maintained on a cash basis. It is the intention of the Members that the Company be taxed as a partnership for Federal income


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tax purposes and the Managing Directors shall take all action and make all elections necessary to ensure that the Company is so taxed.

            (b) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions will be recorded as necessary to permit preparation of financial statements to maintain asset accountability. The independent auditor of the Company (the "Accountants") shall at all times be an independent certified public accounting firm. Initially, the Accountants shall be KPMG LLP.

            4.3 Books and Records and Inspection.

            (a) Books of Account and Records. The Company shall maintain proper and complete records and books of account of the Company's business, including all such transactions and other matters as are usually entered into records and books of account maintained by Persons engaged in businesses of like character or as are required by law. To the extent required by law, the Company shall also keep at its principal office and place of business all records required by the Act.

            (b) Inspection. All records and documents described in Section 4.3(a) shall be open to inspection and copying upon reasonable Notice by any of the Members or their representatives at any reasonable time during business hours and at such Member's expense.

            4.4 Financial Statements and Board of Manager Minutes.

            (a) Annual Report. The Managing Directors shall deliver or cause to be delivered to each Member within one hundred five (105) days after the end of each Year an annual report for the Company containing the following:

                  (i) (A) an audited consolidated balance sheet of the Company, as at the end of such Year, and (B) audited consolidated statements of income, changes in Members' capital and cash flows of the Company, for such Year, setting forth in each case in comparative form the figures for the previous Year, all in reasonable detail, and accompanied by an opinion thereon of the Accountants; and

                  (ii) a statement of the Members' Capital Accounts, including a listing of all transactions recorded in such Capital Accounts for the Year.

            (b) Quarterly Reports. The Managing Directors shall deliver or cause to be delivered to each Member as soon as possible but in any event within forty-five (45) days after the end of each of the first three quarters during a Year, a management-prepared balance sheet, income statement and cash flow statement for the Company with respect to such period just ending and the Year to date.

            4.5 Filing of Returns and Other Writings; Tax Matters Member; Additional Information. (a) The Managing Directors shall cause the preparation and timely filing of all Company tax returns and shall, on behalf of the Company, timely file all other writings required by any governmental authority having jurisdiction to require such filing. To the extent


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practicable, the Company shall furnish to each Member a copy of such Member's
Schedule K-1 on a date not later than March 30 of each year.

            (b) BTL is designated as the initial Tax Matters Member for the Company. The Tax Matters Member may be changed by the Managing Directors, provided that a Member who is the Tax Matters Member for a taxable year of the Company shall remain Tax Matters Member for such year if required by Treasury Regulations.

            The Tax Matters Member shall not enter into any extension of the period of limitations as provided under Section 6229 of the Code without first obtaining the written consent of the Members. The Tax Matters Member shall not file a request for administrative adjustment on behalf of the Company without the prior written consent of any Member who would be adversely affected thereby. The Tax Matters Member shall keep each Member fully and promptly informed of all federal income tax proceedings to which the Company is a party, and shall forward to each Member a copy of any document received in its capacity as Tax Matters Member from a taxing authority within five (5) business days of receipt. [At the request of any Member in connection with a transfer of an Interest in the Company in accordance with the terms of this Agreement, the Tax Matters Member shall elect to adjust the basis of the assets of the Company under
Section 754 of the Code.]

            Expenses incurred by the Tax Matters Member in its capacity as such shall be borne by the Company.

            (c) Upon reasonable prior request from time to time from the Members, the Company will, or will direct its Accountants to, (i) provide promptly to each such Member such information as is necessary to permit such Member to prepare timely financial statements, which information shall include, without limitation, information as to the accounting principles employed in the preparation of the Company's financial statements and the worksheets of the Company and the Accountants drawn in connection with the preparation of the Company's financial statements, and (ii) provide reasonable access to the employees of the Company and the Accountants responsible for the preparation of the Company's financial statements and the related aforementioned work sheets.

                                   ARTICLE 5

                                   ALLOCATIONS

            5.1 Allocations of Profit and Loss.

            (a) Profit. Subject to Sections 5.5 and 5.6, Profits for any Year shall be allocated as of the last day of the Year to and among the Members as follows:

                  (i) first, to the Members, pro rata in proportion to the excess of the Loss previously allocated to each Member pursuant to Section 5.1(b) over all Profit previously allocated to such Member pursuant to this Section 5.1(a)(i), until there shall, during the term of this Agreement, have been allocated to each Member pursuant to this Section

      5.1(a)(i) Profit equal in amount to the Loss allocated, during the term of this Agreement, to such Member pursuant to Section 5.1(b);

                  (ii) second, to the Members, pro rata in proportion to the excess of the Distributable Cash previously allocated to each Member pursuant to Section 6.1(a)(iii) over all Profit previously allocated to such Member pursuant to this Section 5.1(a)(ii), until there shall, during the term of this Agreement, have been allocated to each Member pursuant to this Section 5.1(a)(ii) Profit equal in amount to the Distributable Cash distributed, during the term of this Agreement, to such Member pursuant to
      Section 6.1(a)(iii); and

                  (iii) third, to the Members, pro rata in proportion to their Capital Contributions.

            (b) Loss. Subject to Sections 5.5 and 5.6, Losses for any Year shall be allocated as of the last day of the Year to and among the Members as follows:

                  (i) first, to the Members, pro rata in proportion to their positive Capital Account balances, until the Capital Account balance of each Member shall have been reduced to zero; and

                  (ii) second, to the Members, pro rata in proportion to their Capital Contributions.

            5.2 Allocations for Tax and Book Purposes. Except as otherwise provided herein, any allocation to a Member for a fiscal year or other period of a portion of the Profit or Loss, or of a specially allocated item, shall be determined to be an allocation to that Member of the same proportionate part of each item of income, gain, loss, deduction or credit, as the case may be, as is earned, realized or available by or to the Company for Federal tax purposes. Each Member will report his respective share of federal income taxes in accordance with the allocations set forth herein.

            5.3 Certain Accounting Matters. In the event of a sale of an Interest in the Company, for purposes of determining Profit, Loss or any other items allocable to any period, Profit, Loss and any such other items shall be determined on a daily, monthly or other basis, as determined by the Tax Matters Member using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder.

            5.4 Tax Allocations; Code Section 704(c). In accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its fair market value, as determined by the Managing Directors reasonably and in good faith, at the time of contribution. Similarly, any allocations of income, gain, loss and deduction subsequent to an adjustment of the Book Value of the Company's assets shall take account of any variation between the adjusted tax basis of the asset to the Company and its Book Value in the same manner as under Section 704(c) of the Code and any Treasury Regulations promulgated thereunder. Any elections or other decisions relating to such allocations shall be made by the Managers in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this section are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profit, Loss or distributions pursuant to any provision of this Agreement. The Company shall use the traditional method with curative allocations, as described in Treasury Regulations Section 1.704-3(c).

            5.5 Compliance With Section 704(b). The allocations set forth below (the "Regulatory Allocations") are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations and shall be made as and to the extent provided in this Section 5.5. the extent provided in this
Section 5.5.

            (a) Qualified Income Offset. A Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required in the Treasury Regulations, a deficit in such Member's Capital Account or Adjusted Capital Account Balance (i.e. an Adjusted Capital Account Deficit), as the case may be, in accordance with the requirements of Treasury Regulations
Section 1.7041(b)(2)(ii)(d). This Section 5.5(a) is intended to comply with the qualified income offset provision of such Treasury Regulations Section, and shall be interpreted consistently therewith.

            (b) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, if there is a net decrease in "partnership minimum gain" or "partner nonrecourse debt minimum gain" of the Company (as such terms are defined in Treasury Regulations Section 1.704-2) during any fiscal year or other period, prior to any other allocation pursuant hereto, items of Company income and gain for such fiscal year or other period (and, if necessary, for subsequent fiscal years or periods) shall be specially allocated among the Members in accordance with Treasury Regulations Sections 1.704-2(f) and (i). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and (j)(2).

            (c) Allocation of "Partner Nonrecourse Deductions". "Partner nonrecourse deductions" as defined in Section 1.704-2(i)(1) of the Treasury Regulations for any fiscal year or other period shall be specially allocated to the Members who bear the economic risk of loss for the "partner nonrecourse debt" to which such "partner nonrecourse deductions" are attributable, as provided in Section 1.704-2(i)(1) of the Treasury Regulations.

            (d) Allocation of "Nonrecourse Deductions". "Nonrecourse deductions" as such term is defined in Section 1.704-2(b)(1) of the Treasury Regulations for any fiscal year or other period shall be allocated to the Members in accordance with their respective Percentage Interests.

            5.6 Curative Allocations. The Regulatory Allocations provided for in
Section 5.5 may not be consistent with the manner in which the Members intend to divide Company Profits, Losses and similar items. Accordingly, Profits, Losses and other items will be reallocated among the Members (in the same year, and to the extent necessary, in subsequent years) in a manner consistent with Treasury Regulation Section 1.704-1(b) and 1.704-2 so as to prevent the Regulatory Allocations from distorting the manner in which Company Profits, Losses and other items are intended to be allocated among the Members pursuant to this Article 5.

                                   ARTICLE 6

                                  DISTRIBUTIONS

            6.1 Cash Distributions.

            (a) The Managing Directors may, from time to time (and, subject to the availability of funds therefor, not less frequently than quarterly), make distributions to the Members from funds legally available from Distributable Cash as follows:

                  (i) first, to the Members to whom accrued and unpaid interest on Member Loans is payable, pro rata in proportion to the amount of accrued and unpaid interest owing to each such Member;

                  (ii) second, to the Members to whom the principal amount of outstanding Member Loans is payable, pro rata in proportion to the unpaid principal amount owing to each such Member; and

                  (iii) third, to the Members, pro rata in proportion to their Capital Contributions.

            (b) Notwithstanding the provisions of Section 6.1(a), the Managing Directors shall, not later than April 15 of any calendar year, to the extent that there are funds legally available therefor from Distributable Cash, make distributions to the Members from such funds until the aggregate amount distributed to the Members pursuant to Section 6.1(a)(iii) during the 12-month period ending on such April 15 shall at least equal to the "tax liability" (as hereinafter defined) for the preceding Year. The "tax liability" for any Year is the amount of tax that would be paid by a married individual resident in the State of New York, filing jointly with his or her spouse, at the highest marginal Federal and New York State income tax rates, on the aggregate amount of Profit, if any, allocated to the Members pursuant to Section 5.1(a) for such Year.

            6.2 No Distributions in Violation of Section 18-607 of the Act. Notwithstanding anything to the contrary in this Agreement, the Company shall not make any distribution that would violate Section 18-607 of the Act.

                                   ARTICLE 7

                 RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGERS

            7.1 Limited Liability of Members.

            (a) Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company. Except as otherwise provided by the Act, each of the Members shall only be liable to make payment of its respective Capital Contributions as and when due hereunder and other payments as expressly provided in this Agreement. If and to the extent a Member's Capital Contribution shall be fully paid, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members, be required to make any further contributions. No Member in his capacity as such shall have the authority to act for or bind the Company.

            (b) Any Member may, in its sole discretion, assume personal liability for any debt, obligation or liability of the Company if and to the extent that such assumption will not materially adversely affect any other Member (and the reduction of a Member's Capital Account, or a Member's tax basis in its Interest, as a consequence of such assumption can constitute a material adverse effect).

            7.2 Managing Directors.

            (a) In General. Subject to the provisions of Sections 7.2(c) and 7.3, full responsibility and exclusive and complete discretion in the management and control of the business and affairs of the Company, full and exclusive authority to make all decisions affecting the Company's affairs and business, and full, complete and exclusive discretion to take any and all action that the Company is authorized to take and to make all decisions with respect thereto shall be vested in a board of three Managing Directors (the "Managing Directors"). The Managing Directors collectively shall constitute the "manager" of the Company for all purposes of the Act and no individual Managing Director shall have the authority to bind or act for the Company except pursuant to, and subject tot he provisions of, Section 7.2(c). No Managing Director shall be personally liable for any of the debts, obligations, liabilities or contracts of the Company. Without limiting the generality of the foregoing and subject to Sections 7.2(c) and 7.3, the authority of the Managing Directors shall include, but shall not be limited to:

                  (i) Employing or otherwise engaging officers and employees of the Company and establishing the terms of their compensation and benefits;

                  (ii) Approving contracts and incurring debt and other obligations on behalf of the Company;

                  (iii) Establishing financial policies, determining distributions, and overseeing maintenance of the books of account and other records of the Company;

                  (iv) Making any regulatory filings;

                  (v) Overseeing and reviewing compensation;

                  (vi) Establishing and eliminating reserves; and

                  (vii) Approving expenses of the Company.

            (b) Designation of Managing Directors. The initial Managing Directors of the Company shall be Douglas H.S. Greene, Barbara A. O'Hare and Bryan E. Gordon. So long as Haberhill and BTL are the only Series A Members:

                  (i) Haberhill is entitled to designate one Managing Director (initially, Douglas H. S. Greene) and BTL is entitled to designate two Managing Directors (initially, Barbara A. O'Hare and Bryan E. Gordon );

                  (ii) If Haberhill holds less than a 16-2/3% Interest, Haberhill's right to designate a Managing Director will terminate and, if BTL requests, the Haberhill designee must resign;

                  (iii) If BTL holds less than a 33-1/3% Interest, (w) BTL's right to designate a second Managing Director will terminate, (x) if Haberhill requests, one of the two BTL designees (as BTL, in its sole and absolute discretion, shall determine) must resign, (y) Haberhill shall be entitled to designate two Managing Directors, and (z) if Haberhill has requested that one of the two BTL designees resign, Haberhill shall designate a successor Managing Director; and

                  (iv) If BTL holds less than a 16-2/3% Interest, BTL's right to designate a Managing Director will terminate and, if Haberhill requests, the BTL designee must resign.

If additional Series A Members are admitted, the designees of Haberhill and BTL will resign and their successors will be elected by the Series A Members using cumulative voting.

            (c) Actions. Any action of or by the Managing Directors on any matter may be taken by a majority of the Managing Directors, acting together. The Managing Directors cannot, without the affirmative vote or consent of the required percentage in Interest of the Members or Series A Members, as the case may be, take any action requiring the affirmative vote or consent of more than a Majority in Interest of the Series A Members.

            (d) Compensation of Managing Directors. The members of the Managing Directors will not be compensated for serving as such, but will be reimbursed for any expenses or costs incurred by them in their capacities as Managing Directors and in participating in the management of the business and affairs of Sandalwood REIT and in the offering of interests in Sandalwood REIT.

            (e) Commitment of Time. Each of the Managing Directors will be required to devote to the business of the Company such time and attention as he or she shall reasonably determine to be necessary for the proper performance of his or her duties. The Managing Directors may engage or hold interests in other business ventures of every kind and description, and none of the other Managing Directors, the Members or the Company shall be entitled to any interest in such other ventures.

            (f) Offices. Each Managing Director may maintain an office at such location as the Company may approve (which approval shall not be unreasonably withheld) and the

Company will bear, or reimburse such Managing Director for, the expenses and costs of such office.

            7.3 Oversight of Members. The Series A Members shall oversee the management of the Company (comparable to the oversight function of the board of directors of a corporation). All decisions will be by the affirmative vote or consent of a Majority in Interest of the Series A Members, except as follows:

            (a) Notwithstanding any other provision of this Agreement to the contrary, the affirmative vote or consent of 75% in Interest of the Series A Members shall be required for each of the following matters:

                  (i) election to invest in and/or manage other entities;

                  (ii) increase of the capital of the Company;

                  (iii) incurrence of indebtedness other than Member Loans;

                  (iv) amendment of this Agreement; provided, however, that any provision of this Agreement requiring the affirmative vote or consent of a greater percentage in Interest of the Members or the Series A Members, as the case may be, shall be amended only with the affirmative vote or consent of the percentage in Interest of the Members or Series A Members, as the case may be, provided for in such provision; and

                  (v) dissolution of the Company.

            (b) Notwithstanding any other provision of this Agreement to the contrary, the affirmative vote or consent of 83-1/3% in Interest of the Series A Members shall be required for each of the following matters:

                  (i) admission of additional Members (including the admission as a Member of any heir or successor of a deceased Member to whom the Interest of the deceased Member has been bequeathed or has passed by the laws of intestate succession);

                  (ii) issuance of additional Series A interests; provided, however, that so long as Haberhill and BTL are the only Series A Members, additional Series A Interests may be issued only with the consent of 100% in Interest of the Series A Members;

                  (iii) amendment of the management agreement between Sandalwood REIT and the Company;

                  (iv) removal of a Managing Director; provided, however, that so long as Haberhill and BTL are the only Series A Members, a Managing Director may be removed only with the consent of 100% in Interest of the Series A Members;

                  (v) sale, mortgage or other disposition of (other than to an entity wholly-owned by the Members in the same proportions that they own the Company) the interest of the Company in Sandalwood REIT or any subsidiary of Sandalwood REIT;

                  (vi) merger of the Company with or into any other entity (other than to an entity wholly-owned by the Members in the same proportions that they own the Company);

                  (vii) consent to any Transfer; provided, however, that so long as Haberhill and BTL are the only Series A Members, consent to any Transfer requires the consent of 100% in Interest of the Series A Members;

                  (viii) waiver of any of the provisions of Section 8.1; and

                  (ix) cause the Company to take an act of Bankruptcy.

            (c) Notwithstanding any other provision of this Agreement to the contrary; the unanimous affirmative vote or consent of all Members shall be required for each of the following matters:

                  (i) any alteration of the provisions of this Agreement governing limitation on liability of Members and indemnification and exculpation of Managing Directors; and

                  (ii) changing the order or priority of distributions or tax allocations.

            7.4 Designation of Officers. The Managing Directors may designate such executive officers of the Company as the Managing Directors may determine. The Managing Directors may use descriptive words or phrases to designate the standing, seniority or area of special competence of the officers selected or appointed. Any two or more offices may be held by the same person. All officers as between themselves and the Company shall have such authority and perform such duties in the management of the Company as the Managing Directors may, subject to the provisions of Sections 7.2 and 7.3, from time to time determine, and may act on behalf of the Company in the manner and regarding such matters as the Managing Directors may, subject to the provisions of Sections 7.2 and 7.3, authorize.

            7.5 Administrative Services. Initially, the Company will not have any employees. All administrative, support and back office services will be outsourced to Madison Capital Management, LLC and its Affiliates that are part of the Madison Capital group of companies, at its cost (reflecting its cost-sharing obligations with others), without mark-up. Notwithstanding the foregoing, the Company may elect to retain employees and migrate any or all of such services in-house. Any decision by the Managing Directors regarding outsourcing of administrative, support and back office services to Madison Capital Management, LLC and its Affiliates or to any other Person, and the retention of employees and migration of such services in-house, shall be made only in, or not adverse to, the best interests of the Company and on terms and subject to conditions not less favorable (taking into account the capabilities and quality of service of the service providers and the needs and resources of the Company) than could be obtained in an arms'-length transaction with an unrelated third party.

            7.6 Standard of Care, Etc. To the extent that, at law or in equity, any Managing Director or any Member or any Affiliate of a Member or a Managing Director or any director, officer, stockholder, employee, agent or representative of a Member or a Managing Director or such Affiliate has duties (including fiduciary duties) and liabilities to the Company or to the Members, no such Person shall be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of any such Person otherwise existing at law or in equity, are agreed by the Members and the Managing Directors to replace such other duties and liabilities of such Person.

            7.7 Indemnification. No Member, Managing Director or employee of the Company shall be liable to the Company, any other Member or any other Person who has an interest in the Company for any loss, cost, expense, damage, liability or claim incurred by reason of, caused by, resulting from or arising out of any act or omission performed or omitted by such Member or Managing Director in good faith and in a manner believed by such Member or Managing Director to be within the scope of the authority conferred on such Member or Managing Director by this Agreement, except that this sentence shall not apply to any Member or Managing Director of the Company in respect of any such loss, cost, expense, damage, liability or claim caused by, resulting from or arising out of such Person's gross negligence or willful misconduct. To the full extent permitted by applicable law, the Company shall indemnify and hold harmless each Member and Managing Director from and against any loss, cost, expense, damage, liability or claim by reason of, caused by, resulting from or arising out of any act or omission performed or omitted by such Person in good faith and, as applicable, in a manner believed by such Member or Managing Director to be within the scope of the authority conferred on it by this Agreement, except that no Member or Managing Director shall be entitled to be indemnified in respect of any loss, cost, expense, damage, liability or claim caused by, resulting from or arising out of such Person's gross negligence or willful misconduct by such Person with respect to such acts or omissions; provided, however, that any indemnity under this Section
7.7 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

            7.7 Members.

            (a) Meetings. The Members shall meet at least once every year at the principal offices of the Company or at such other place as may be fixed by the Managing Directors, unless such meeting shall be waived by all of the Members. Special meetings may be called by 16-2/3% in Interest of the Series A Members.

            (b) Quorum. No action may be taken at a meeting of the Members unless a quorum consisting of a Majority in Interest of the Series A Members is present in person or by proxy.

            (c) Manner of Acting. If a quorum is present at any meeting, the vote or consent of the required percentage of Interest of the Members or Series A Members, as the case may be, provided herein shall be the act of the Members.

            (d) Notice of Meetings. Notice stating the time, place, date and purpose of the meeting, and indicating that such notice is being issued by or at the direction of the Person or Persons calling the meeting, shall be delivered no fewer than ten (10) days before the date of the meeting to each Member.

            (e) Record Date. For the purpose of determining the Members entitled to Notice of or to vote at any meeting of the Members or any adjournment of such meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which Notice of the meeting is mailed or the date as of which the Managing Directors determine to make such distribution, as the case may be, shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting of Members has been made pursuant to this Section 7.7, the determination shall apply to any adjournment of the meeting.

            (f) Proxies. A Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact.

            (g) Action by Members Without a Meeting. Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior Notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by not less than the required percentage of Interest of the Members or Series A Members, as the case may be, and shall be delivered to the Company. Every written consent shall bear the date of signature of the Member who signs the consent.

            (h) Waiver of Notice. Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

            (i) Notice shall be given to all Members of each vote or consent of the Members or Series A Members, as the case may be.

                                   ARTICLE 8

                            RESTRICTIONS ON TRANSFER;
                       TRANSFERS IN CERTAIN CIRCUMSTANCES

            8.1 Limitation on Transfers.

            (a) Except as expressly permitted in this Article 8, each Member shall not, directly or indirectly, sell, transfer, assign, pledge, hypothecate, mortgage or in any other way encumber or otherwise dispose of (collectively, "Transfer") the whole or any part of his or its Interests or any interest therein without prior written consent of the Series A Members (other than a transferring Series A Member) pursuant to Section 7.3, in their sole and absolute discretion, and only if the purchaser, transferee or holder of the encumbrance assumes all obligations of the transferor (including any obligation for an unpaid capital call) under, and agrees to be bound by all of the terms of, and become a party to, this Agreement. The Company shall not transfer on its books any Interests unless there has been full compliance with the terms hereof or such provisions have been waived by the appropriate Members. Any purported transfer in violation of this Agreement shall be null and void.

            (b) Members may not resign prior to dissolution and final winding up of the Company.

            (c) Subject to the provisions of Section 8.1(e), any Member may bequeath his or her Interest to his or her heirs, and the Interest of any Member may pass to by the laws of intestate succession to the successors of such Member, provided that the heir or successor of such Member shall not be admitted as a Member without the prior written consent of the Series A Members (other than any deceased Series A Member, the heirs, successor, executor or administrator of such deceased Series A Member not voting in his or her place) pursuant to Section 7.3, and only if such heir or successor shall have assumed all obligations of the deceased Member (including any obligation for an unpaid capital call) under, and agreed to be bound by all of the terms of, and become a party to, this Agreement. If an heir or successor of a deceased Member shall not have been admitted as a Member, such heir or successor, or the executor or administrator of the estate of the deceased Member, shall transfer such Interest in accordance with Section 8.1(a).

            (d) In the event that the of the death, permanent disability or divorce of the holder of any direct or indirect equity interest in a Series A Member, the withdrawal of such holder from the business of the Company, or the occurrence with respect to such holder of an event provided in Section 18-304 of the Act, then, except as provided in this Section 8.1(d), the Series A Interests of such Member shall become, and for all purposes be, without any action on the part of the Company or such Member, Series B Interests and such Member shall cease being a Series A Member. If there is more than one holder of equity interests in such Member, such Member shall distribute to the disabled, divorced, withdrawing or bankrupt holder of such equity interest or such holder's guardian, trustee, or conservator, or the executor, heirs, successors of the deceased holder, the Series A Interests allocable to such holder, based on such holder's equity interest in such Series A Member, and, upon the making of such distribution, such Series A Interests shall, except as provided in this
Section 8.1(d), become, and for all purposes be, without any action on the part of the Company or such Member or such distributee, Series B Interests. The remaining Series A Interests held by such Member shall be unaffected and the Member shall remain a Series A Member. Notwithstanding the foregoing provisions of this Section 8.1(d), if, within 45 days after the death, permanent disability or divorce of, or withdrawal from the business of the Company by, the holder of a direct or indirect equity interest in a Series A Member, the Series A Interest of such Member allocable to such holder is Transferred to another Series A Member, such Series A Interest shall not lose its character as, and for all purposes shall remain, a Series A Interest.

            8.2 Termination of Interests.

            (a) A Member shall cease to be a Member upon the transfer of 100% of its Interest in accordance with Section 8.1.

            (b) The happening of an event provided in Section 18-304 of the Act will not terminate the Interest of a Member.

            8.3 Substituted Members. A Person who becomes an assignee of a Member's Interest in accordance with the provisions of this Agreement shall be admitted to the Company as a substituted Member only by executing an appropriate agreement agreeing to be bound by the terms of this Agreement.

                                   ARTICLE 9

                      DISSOLUTION; LIQUIDATION; TERMINATION

            9.1 Dissolution.

            (a) The Company shall be dissolved and the affairs of the Company wound up upon the occurrence of any of the following events:

                  (i) the happening of an event specified in Section 18-801(a)(4) or (5) of the Act;

                  (ii) the entry of a decree of judicial dissolution pursuant to
      Section 18-802 of the Act; and

                  (iii) the election by 75% in Interest of the Series A Members to dissolve the Company.

            (b) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall terminate only in accordance with the provisions of Section 9.3.

            9.2 Procedures Upon Dissolution.

            (a) General. If the Company dissolves, it shall commence winding up pursuant to the appropriate provisions of the Act and the procedures set forth in this Section 9.2. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

            (b) Control of Winding Up. The winding up of the Company shall be conducted by BTL, as liquidator (the "Liquidator"). If the dissolution is caused by entry of a decree of judicial dissolution, the winding up shall be carried out in accordance with such decree.

            (c) Manner of Winding Up. The Company shall engage in no further business following dissolution other than that necessary for the orderly winding up of the business and liquidation of its assets. The maintenance of offices shall not be deemed a continuation of the business for purposes of this Section 9.2(c). Upon dissolution of the Company, the Liquidator shall determine the time, manner and terms of any sale or sales of Company property pursuant to such winding up, consistent with its fiduciary responsibilities and having due regard to the activity and condition of the relevant market and general financial and economic conditions.

            (d) Application of Proceeds. Upon liquidation of the assets of the Company, the proceeds shall be applied (a) to pay the expenses of liquidation,
(b) to pay all other expenses of the Company, (c) to satisfy all claims against and obligations of the Company other than to Members, and (d) to create such reserves as the Liquidator deems appropriate. Any cash or assets of the Company remaining after liquidation and winding up of the affairs of the Company shall be distributed as follows:

                  (i) first, to the Members to whom accrued and unpaid interest on Member Loans is payable, pro rata in proportion to the amount of accrued and unpaid interest owing to each such Member;

                  (ii) second, to the Members to whom the principal amount of outstanding Member Loans is payable, pro rata in proportion to the unpaid principal amount owing to each such Member;

                  (iii) third, to the Members, pro rata in proportion to their positive Capital Account balances, until the Capital Account of each Member shall have been reduced to zero; and

                  (iv) fourth, to the Members, pro rata in proportion to their Capital Contributions.

            9.3 Termination of Company. Upon the completion of the liquidation of the Company and the distribution of the proceeds thereof, the Company's affairs shall terminate and the Managing Directors shall cause to be filed with the Secretary of State of the State of Delaware a certificate of cancellation in accordance with the Act, as well as any and all other documents required to effectuate the termination of the Company.

                                   ARTICLE 10

                                  MISCELLANEOUS

            10.1 Notices.

            (a) All notices and communications provided for hereunder ("Notices") shall be in writing and shall be deemed to be received (i) when so delivered by hand, (ii) if telecopied, upon receipt of confirmation of receipt by sender, provided that a confirmation copy is also sent by first class mail,
(iii) three (3) days after have been deposited in the U.S. Mail by registered or certified mail with return receipt requested (postage prepaid), or (iv) one (1) business day after have been deposited with a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (b) If to the Company, at:

                            Bryan E. Gordon
                            Managing Director
                            Sandalwood Hospitality Advisors, LLC
                            c/o Madison Capital Management, LLC
                            410 Park Avenue
                            Suite 540
                            New York, NY 10022
                            Fax: (212) 687-2335

                            with a copy to:

                            Michael Wolfson, Esq.
                            Sidley Austin Brown & Wood LLP
                            787 Seventh Avenue
                            New York, NY 10019
                            Fax: (212) 839-5599

            (c) If to Haberhill, at:

                            Douglas H. S. Greene
                            Haberhill Lodging Ventures, LLC
                            11790 Glen Road
                            Potomac, Maryland  20854
                            Fax: (301) 765-0309
                            with a copy to:

                            Christopher G. Townsend, Esq.
                            Patton Boggs LLP
                            8484 Westpark Drive
                            McLean, Virginia  22102
                            Fax: (703) 744-8001

            (d) If to BTL, at:

                            Bryan E. Gordon
                            c/o Madison Capital Management, LLC
                            410 Park Avenue
                            Suite 540
                            New York, NY 10022
                            Fax:  (212) 687-2335

            10.2 Word Meanings. The words such as "herein", "hereinafter", "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

            10.3 Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and the heirs, legal representatives, successors and assigns of the respective parties hereto. No other party shall be deemed a third-party beneficiary of this Agreement.

            10.4 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more individuals, companies, trusts or other entities.

            10.5 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state. Each party hereto hereby irrevocably and unconditionally agrees to be subject to the jurisdiction of the courts of the State of New York, and of the federal courts sitting in the State of New York and that service of process may be made on each party hereto by prepaid certified mail with a validated proof of mailing receipt constituting evidence of valid service, and that service made pursuant hereto shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of New York. Each party hereto hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

            10.6 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

            10.7 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

            10.8 Further Assurances. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

            10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

            10.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior understandings or agreements between the parties.

            10.11 Amendments.

            (a) This Agreement may not be amended except by a written instrument, consented to by the required percentage in Interest of Series A Members or Members, as the case may be, provided in Section 7.3.

            (b) Notwithstanding any provision of this Agreement other than
Section 7.3(c), amendments hereto which, in the opinion of counsel to the Company, are necessary to maintain the status of the Company as a partnership for Federal or state income tax purposes may be made by the Managing Directors without the necessity of any consent of the Members.

            (c) Subject to Section 7.3, the Managing Directors are hereby authorized to make such amendments to the Certificate as may be required under the Act or as may be necessary to conform the Certificate to the provisions of this Agreement. Upon the adoption of any amendment to the Certificate, such amendment shall be filed with the Secretary of State of the State of Delaware and with each jurisdiction in which recordation is necessary for the Company to conduct business or to preserve the limited liability of the Members.

            (d) Subject to Section 7.3, each Member hereby irrevocably appoints and constitutes each Managing Director as its agent and attorney-in-fact to execute, deliver, swear to, file and record any and all such amendments. The durable power of attorney given herewith is irrevocable, is coupled with interest and shall survive the incapacity of the Member granting it.

            10.12 Confidentiality. Each Member agrees not to reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or otherwise use such information, except (i) for the benefit of the Company and as may be required in the ordinary course of performing such Member's duties and responsibilities on behalf of the Company, whether as a Managing Director or otherwise and (ii) as legally required to be disclosed or otherwise subject to legal, judicial, regulatory or self-regulatory requests for such documents or information.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Limited Liability Company Agreement under seal as of the day and year first above written.

                                             HABERHILL LODGING VENTURES LLC

                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             BT LODGING VENTURES LLC

                                             By: _______________________________
                                                 Name:
                                                 Title: